UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 20, 2007

COAST BANCORP

(Exact name of registrant as specified in its charter)

California	Commission File Number:	77-0567091
(State of other jurisdiction of	000-32827	(I.R.S. Employer
Incorporation or organization		Identification No.)

500 Marsh Street, San Luis Obispo, California 93401

(Address of principal executive offices)

(805) 541-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 20, 2007, Coast Bancorp (the “Company”) completed a private placement of $7,000,000 of trust preferred securities (the “Securities”) through Coast Bancorp Statutory Trust II (the “Trust”), a statutory trust formed by the Company for that purpose.

In connection with this issuance, the Company entered into an Amended and Restated Declaration of Trust, dated September 20, 2007, among the Company; Wilmington Trust Company; and the administrators named therein, pursuant to which the Securities were issued.  The Securities require quarterly distributions and bear interest at a fixed rate of 6.388% per annum for the first five years and thereafter at a variable rate which will reset quarterly at the three-month LIBOR rate plus 1.50% per annum.  The Securities mature in 30 years and are redeemable, in whole or in part, without penalty, at the option of the Company after five years.

The proceeds from the sale of the Securities were used by the Trust to purchase $7,000,000 in aggregate principal amount from the Company’s fixed/floating rate junior deferrable interest debentures (the “Debentures”) due in 2037.

The Debentures were issued pursuant to an Indenture (the “Indenture”), dated September 20, 2007, by and between the Company and Wilmington Trust Company, as trustee.  The Debentures bear interest similar to the Securities requiring quarterly distributions and bearing interest at a fixed rate of 6.388% per annum for the first five years and thereafter at a variable rate which will reset quarterly at the three-month LIBOR rate plus 1.50% per annum.  The Securities mature in 30 years and are redeemable, in whole or in part, without penalty, at the option of the Company after five years.  The interest payments on the Debentures made by the Company will be used to pay the quarterly distributions payable by the Trust to the holders of the Securities.

The Company also entered into a guarantee agreement providing for the limited guarantee of certain payments by the Trust.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description contained in Item 1.01 above, which is incorporated by reference herein.

Item 9.01  Exhibits.

(d)         The following exhibits are included with this Report:

4.1                    Indenture, dated as of September 20, 2007

4.2                    Amended and Restated Declaration of Trust, dated as of September 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coast Bancorp

Date: September 21, 2007	By:	/s/ Jack C. Wauchope
Jack C. Wauchope
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index:

4.1                                 Indenture, dated as of September 20, 2007

4.2                                 Amended and Restated Declaration of Trust, dated as of September 20, 2007